Joint Filer Information

Title of Security:            Equity Trust Securities

Issuer & Ticker Symbol:       Equity Securities Trust II (RET)

Designated Filer:             Amaranth LLC

Other Joint Filers:           Amaranth Advisors L.L.C.
                              Nicholas M. Maounis

Addresses:                    The principal business office address for each of
                              the reporting persons is One American Lane, Greenwich, Connecticut 06831.

Signatures:




                              AMARANTH ADVISORS L.L.C.


                              By: /s/ Nicholas M. Maounis, President
                                  ----------------------------------
                                      Nicholas M. Maounis, President


                              /s/ Nicholas M. Maounis
                              -----------------------
                                  Nicholas M. Maounis